SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 10/31/2005
FILE NUMBER 811-6463
SERIES NO.: 1

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A               66,905
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B               12,452
              Class C                6,586
              Class R                  406
              Institutional Class    4,503



74V.     1.   Net asset value per share (to nearest cent)
              Class A               $21.63
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B               $20.08
              Class C               $20.10
              Class R               $21.43
              Institutional Class   $21.97